UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2018 (June 8, 2018)

New Mountain Finance Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

Item 5.07.          Submission of Matters to a Vote of Security Holders.

New Mountain Finance Corporation (“NMFC” or the “Company”) held a Special Meeting of Stockholders on June 8, 2018 (the “Special Meeting”) and submitted one (1) matter to the vote of stockholders.

Stockholders of NMFC approved of NMFC becoming subject to a minimum asset coverage ratio of at least 150%, permitting the Company to double its amount of debt incurrence based on the following votes:

For	Against	Abstained	Broker Non-Votes
28,251,821	13,809,151	271,994	-

NMFC previously announced that its board of directors (the “Board”), including a “required majority” (as such term is defined in Section 57(o) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Board, approved the application to NMFC of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, as amended by the Small Business Credit Availability Act, which would have become effective April 12, 2019.  However, as a result of the stockholder approval at the Special Meeting, effective June 9, 2018, the asset coverage ratio under the 1940 Act applicable to NMFC was decreased from 200% to 150%, permitting NMFC to incur additional leverage.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: June 11, 2018	By:	/s/ Karrie J. Jerry
Name: Karrie J. Jerry
Title: Corporate Secretary